Exhibit 15.1
Awareness Letter of KPMG LLP, Independent Registered Public Accounting Firm

Electronic Arts Inc.
Redwood City, California:
With respect to the subject registration statements on Form S‑8 (Nos. 333‑183077, 333‑176181, 333‑168680, 333‑161229, 333‑152757, 333‑148596, 333‑145182, 333‑138532, 333‑131933, 333‑127156, 333‑117990, 333‑107710, 333‑99525, 333‑67430, 333‑44222, 333‑39432, and 333-190355) and the registration statement on Form S‑3 (No. 333‑199995) of Electronic Arts Inc., we acknowledge our awareness of the incorporation by reference therein of our report dated February 8, 2016 related to our review of interim financial information included in Form 10‑Q for the quarterly period ended January 2, 2016.
Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP
Santa Clara, California
February 8, 2016